EXHIBIT 10.6

                       PROMISSORY NOT TO JOHN S. WOODWARD
                            DATED DECEMBER 20, 2002



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                                 PROMISSORY NOTE



$1,500,000.00                                                 December 20, 2002



        For Value received, the undersigned, Crystalix Group International, Inc., a Nevada corporation, ("Obligor") whose address is 5720 S. Arville #114, Las Vegas, NV, 89118 hereby promises to pay John S. Woodward ("Obligee"), at such place or to such other party or parties or order as Obligee may from time to time designate, the principal sum on One Million Five Hundred Thousand Dollars ($1,500,00.00 U.S.) at the ANNUAL INTEREST RATE OF 7 1/8%. THE INTEREST RATE MAY INCREASE IN ORDER TO MAINTAIN A 4% MARGIN ABOVE OLIGEE'S BORROWING RATE. Interest will be payable on the first of each month beginning JANUARY 1, 2003. This promissory note ("Note"), including principal and remaining interest, is to be paid in full no later than June 30, 2003. All payments hereunder shall be immediately available and acceptable to Obligee.

        This note shall be collateralized by all of the assets and ownership interest in LAZERTEK DESIGNS, INC. AND LAZERTEK DESIGNS, LTD AS LISTED ON EXHIBIT "A", attached hereto and which shall be held by Obligor during the term of this note except in the case of default upon which it shall be delivered immediately to Obligee upon written notice. In addition, this note shall be fully callable at any time after the completion of Crystalix's current funding with JP Turner. Failure to pay this note in full within 5 business days of Obligee exercising his right to call the note shall be deemed a default of this Note. Obligor shall also issue Obligee 100,000 newly issued shares of Crystalix. The 100,000 shares shall be post the split to be entered into as part of the JP Turner funding which split is currently expected to be approximately 6.7 to 1.

        Obligor acknowledges that any default in the making or performing of any of the payments, agreements or condition of this Note, or any other agreement or instrument now or hereinafter entered into among Obligor and Obligee hereunder, will result in loss and additional expenses to the Obligee in servicing the indebtedness evidenced hereby, handling such delinquent payments and meeting their other financial obligation. THEREFORE, OBLIGOR AGREES THAT IN THE EVENT OF DEFAULT THE INTEREST RATE OF 10% PER ANNUM WILL APPLY TO ANY UNPAID PRINCIPAL REMAINING ON THIS NOTE.


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        In the event of a failure to make full payment when due under the terms of this Note, Obligee must give written notice of a failure of payment as described above, to Obligor, Obligor has thirty (30) days from the receipt of such notice to cure such default or failure. In the event such default or failure is not cured within thirty (30) days, the Obligee may declare the entire principal balance and accrued interest due and payable immediately. Obligor hereby waives to the fullest extent allowable, any and all defenses, offsets or counterclaims with regard to any action by Obligee for enforcement of this Note, including the defense of expiration of the statute of limitations. The only issue in any such action shall be that of payment or nonpayment hereunder and any such action shall be so limited. No portion of this Note or payment hereunder, shall be subject to offset or refund by reason of any claim of Obligor.

        If this Note, or any payment or charge hereunder, is not paid when due, whether at maturity or by acceleration or otherwise, or should any controversy arise hereunder necessitating legal, equitable, or administrative action, Obligor promises to pay all costs of collection in such action, including, but not limited to, attorneys' fees and costs.

        Obligor expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind, and expressly agrees that this Note, or any payment thereunder, may be extended from time to time without affecting the liability of Obligor. No single or partial exercise of any power hereunder, if any, shall preclude any other or further exercise thereof or the exercise of any other power. The release of any party liable under this Note shall not operate to release any other party liable thereon. Obligor expressly declares that the Obligee may rely upon the ostensible authority of the persons signing this Note to be binding upon Obligor in all respects.

        All agreements between Obligor and Obligee are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount, if any, paid or agreed to be paid to Obligee or the use, forbearance or detention of the money to advance hereunder, exceed the highest lawful rate permissible under applicable usury laws. If, for any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by laws which a court of competent jurisdiction may deem applicable thereto, the IPSO FACTO, obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance, Obligee shall ever receive an amount which would be excessive interest, the same shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and Obligee.

        IT IS UNDERSTOOD BY THE PARTIES THAT THE TWO SECURITY AGREEMENTS (ONE FOR LAZERTEK DESIGNS INC. AND/OR LAZERTEK DESIGNS, LTD, AND THE SECOND FOR 1,000,000 SHARES OF UNLEGEND SHARES OF CRYSTALIX GROUP INTERNATIONAL, INC.) AS PREVIOUSLY PUT FORTH BY JOHN E. DHONAU ("DHONAU") AT THE REQUEST OF AND ON BEHALF OF CRYSTALIX GROUP INTERNATIONAL, INC. SHALL BE SIGNED AND ATTACHED HERETO UPON MR. DHONAU'S RETURN TO THE UNITED STATES. FOR THE PURPOSES OF THIS AGREEMENT, AND EXPEDIENCY, MR. VAN DAM'S SIGNATURE, BELOW, SHALL ALSO ACT AS A SIGNATURE FOR BOTH SECURITY AGREEMENTS REFERENCED ABOVE UNTIL SUCH TIME AS THEY CAN BE PROPERLY EXECUTED AND ATTACHED.

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        This Note has been executed and delivered in the State of Nevada and is to be governed by and construed according to the laws thereof. Venue in any action arising shall lie in the County of Clark, Nevada.

OBLIGOR:


By:    /S/ OTHMAR VAN DAM                       12-20-02
     ----------------------------------------
Othmar Van Dam,
Executive Vice President, Crystalix Group Int. Inc.

STATE OF NEVADA                     )
                                    ) ss.
COUNTY OF CLARK                     )

        On this 20 day of December, 2002, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Othmar Van Dam, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledges that he executed the same.

WITNESS my hand and official seal, this   20    day, of December 2002.


                                          /s/ JENNY J. HODEN
                                          -------------------------------------
                                          NOTARY PUBLIC

JENNY J. HODEN
Notary Public, State of Nevada
Appointment No. 00656581
My Appt. Expires Nov. 9, 2004









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